UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2024

 ARLO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-38618	38-4061754
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
2200 Faraday Ave.,	Suite #150
Carlsbad,	California		92008
(Address of principal executive offices)			(Zip Code)
(408) 890-3900
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 4.01.    Changes in Registrant's Certifying Accountant.

(a)    Dismissal of Former Independent Registered Public Accounting Firm

Arlo Technologies, Inc. (the “Company”) conducted a competitive process to determine its independent registered public accounting firm for the fiscal year ending December 31, 2024. Following a review and evaluation of the proposals from the participating firms, on March 27, 2024, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm effective immediately.

The audit report of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 27, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.

During the Company’s fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 27, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 10-K”), the Company reported a material weakness in internal control over financial reporting identified by management in the area of Information Technology General Controls related to (i) user access and segregation of duty controls that restrict user and privileged access to appropriate personnel; (ii) program change management controls; and (iii) certain computer operations controls.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided PwC with a copy of the foregoing disclosures and has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Committee stating whether PwC agrees with the statements made by the Company set forth above. A copy of PwC’s letter, dated April 1, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    Appointment of New Independent Registered Public Accounting Firm

On March 27, 2024, the Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm for its fiscal year ending December 31, 2024, effective immediately.

During the fiscal years ended December 31, 2023 and 2022, and any subsequent interim period through March 27, 2024, neither the Company, nor any party on behalf of the Company consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLP dated April 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.
Registrant

/s/ KURTIS BINDER
Kurtis Binder
Chief Financial Officer

Dated: April 1, 2024